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EXHIBIT 10.29

                          UNITED NATURAL FOODS, INC.
                                 260 Lake Road
                         Dayville, Connecticut  06241

                               February 3, 1998


Mr. Robert Cirulnick

Dear Bob:

     We are pleased that you have accepted employment with UNITED NATURAL FOODS, INC. (the "Company") on the following terms and conditions:

     1.   Employment.  Subject to the terms and conditions of this Agreement,
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the Company hereby agrees to employ you, and you accept such employment, as
Chief Financial Officer of the Company and such of its subsidiaries and Affiliates as may be designated by the Company from time to time. You will serve in such other capacity or capacities as the Company and you may from time to time determine.

     2.   Duties.   Consistent with Section 1 above, you shall have such duties
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as the Chief Executive Officer of the Company may from time to time determine.
You agree to perform faithfully, industriously and to the best of your ability, experience and talents, all of the duties that may be required by the terms of this Agreement, to the reasonable satisfaction of the Company.

     3.   Compensation.  (a)  As compensation for your services, the Company
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will pay you a base salary at an annual rate of Two Hundred Twenty Five Thousand
Dollars ($225,000) (the "Base Salary"), payable in accordance with the Company's usual payroll procedures. The Board of Directors of the Company (or appropriate committee thereof) will review periodically and may increase your Base Salary in its discretion based upon the Company's performance and your particular contributions.

          (b) You shall be entitled to participate in all employee benefit plans, medical insurance plans, employee education plans, life insurance plans, disability plans and other benefit plans for which you are otherwise eligible and qualified, customarily made available by the Company from time to time to its employees generally. Such participation shall be subject to (i) the terms of the applicable plan documents and (ii) generally applicable policies of the Company, provided, however, initial eligibility requirements thereunder shall be waived to provide for coverage for you and your family, as appropriate, as of the date of this Agreement.

          (c) You shall be entitled to up to three (3) weeks paid vacation each year. Such vacation shall be taken at a time mutually convenient to the Company and you.

          (d) You shall be entitled to paid holidays in accordance with the Company's normal policies.

          (e) You shall be eligible to participate in all performance bonus plans and stock option plans available to senior executives of the Company in accordance with applicable terms and conditions. Subject in each case to your continued employment, (i) you will receive a performance bonus of Seventy Five Thousand Dollars ($75,000) for the period ending December 31, 1998, payable on or before February 1, 1999 and (ii) upon commencement of your employment, the Company will grant you Incentive Stock Options ("ISO") and Non-Statutory Options to acquire in the aggregate 100,000 shares of the Company's common stock in accordance with the Company's Amended and Restated 1996 Stock Option Plan (the "Plan") and the Company will enter into separate stock option agreements with you with the understanding that of such Options the maximum number shall be allocated to ISO's to the extent permitted by the Plan. Options with respect to one-third (1/3) of such shares shall vest on December 1, 1998 and options for the remaining shares shall vest on December 31, 1999, in each case subject to your continued employment through each such date. Options which have vested may be exercised in your discretion after the vesting date in accordance with the Plan.

          (f) Concurrently with the commencement of the Employment Period, the Company will reimburse you (including gross-up for applicable taxes) for the following relocation expenses: (i) up to $5,000
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for travel and lodging expenses incurred in your house search; (ii) reasonable temporary living expenses for up to six (6) months in the aggregate; (iii) all closing and moving costs, including brokers' commissions and so-called "points", payable by you in connection with selling your current home and purchasing a new home; and (iv) reasonable packing, storage and moving expenses for your household goods and transportation of you and your family.

     4.   Business Expenses.  The Company will reimburse you for all authorized
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travel and out-of-pocket expenses reasonably incurred by you for the purposes of and in connection with performing your services to the Company hereunder. The Company will provide you with an automobile and you will be responsible for recording all business and non-business use and for the payment of any income taxes attributable to your non-business use of such automobile.

     5.   Non-Competition.  During your employment and for a period of two years
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thereafter (the "Restriction Period"), you agree that you shall not, directly or indirectly, singly or with others, manage, operate or control or work for, as an employee or otherwise, any person, corporation or entity which (a) is in direct competition with the business of the Company or its Affiliates being conducted by the Company or its Affiliates in the United States or any foreign country in which the Company or its Affiliates is then conducting business (the "Restricted Territory"). In addition, during this restriction period, you agree not to recruit any employee of the Company or its Affiliates or encourage any employee of the Company or its Affiliates to terminate his or her employment with the Company or its Affiliates or directly or indirectly to counsel, advise, induce or attempt to influence any customer of the Company or its Affiliates to terminate any commercial or business relationship between such customer and the Company or its Affiliates.

     6.   Confidentiality.  You acknowledge that in the course of employment,
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you will obtain information relating to legitimate, predictable business interests of the Company or its Affiliates, information concerning business operations, customer lists, patents, inventions, copyrights, methods of doing business, suppliers, and strategic plans (the "Confidential Information"). you agree that at all times, you will hold in strict confidence, will not use for your own account or for the benefit of any person other than the Company or its Affiliates, and will not publish or otherwise disclose to persons not under an obligation of secrecy or confidentiality to the Company no less restrictive than this Agreement, all Confidential Information disclosed or made available to you by the Company or its Affiliates, except for: Confidential Information which (a) was already known to you at the time such Confidential Information was disclosed to you; (b) is or becomes publicly known or publicly available through no violation of any of your obligations in this Agreement; (c) is or has been furnished to a third party by the Company without limitation on the third party's use or disclosure of such Confidential Information; or (d) is disclosed pursuant to a regulatory requirement or request of a governmental agency or in response to a valid subpoena or the like or an order, judgment or decree of a court of competent jurisdiction.

     7.   Enforcement. (a) If you violate or threaten to commit a breach of any
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of the provisions of Section 5 or 6 this Agreement (the "Restrictive
Covenants"), the Company, in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity, shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction and to have your breach or threatened breach of the Restrictive Covenants restricted by temporary restraining order, temporary or permanent injunction or the like, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that monetary damages will not provide adequate remedy to the Company.

          (b) If any court of competent jurisdiction determines that any of the Restrictive Covenants or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid parts or portions. If any such court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and in its reduced form such provision shall then be enforceable and shall be enforced.

     8.   Definition of Affiliate.  The term "Affiliate" or "Affiliates" as used
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herein shall mean an entity controlled by the Company, under common control with the Company, controlling the Company or otherwise affiliated with the Company, directly or indirectly through stock ownership, and shall include (but not be limited to) each corporation a majority of the voting stock of which is owned by the Company or any such other majority-owned subsidiary (or chain thereof) of the Company.

     9.   Non-waiver of Rights.  The failure to enforce at any time of the
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provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be
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construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     10.  Term/Termination. (a) Your employment under this Agreement shall
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commence February 3, 1998 and continue  until terminated on not less than thirty
(30) days written notice by either party, or immediately upon written notice by the Company at any time for cause. The term "cause" as used herein shall mean
(i) gross or habitual neglect of duty, (ii) prolonged absence from duty without the consent of the Company other than from illness or disability and (iii) intentional or willful or serious misconduct.

     (b) In the event your employment is terminated by the Company for reasons other than for cause, the Company will continue to pay you Base Salary and provide the benefits described in Section 3(b) for a period of six (6) months or your earlier employment by a third party.

     11.  Indemnification and Related Insurance.  The Company, at all times
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during the term of this Agreement, shall maintain officers and directors errors and omission insurance in amounts as are in force as of the date of this Agreement and you shall be covered by such insurance as an officer of the Company. In addition, as set forth in Article Ninth of the Certificate of Incorporation of the Company, the Company shall indemnify you to the full extent as so set forth in the Certificate of Incorporation in connection with the performance by you of your duties under this Agreement and as an officer of the Company.

     12.  Notices.  All notices required or permitted under this Agreement shall
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be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

          to the Company:

          United Natural Foods, Inc.
          260 Lake Road
          Dayville, CT 06241
          ATTN:  Norman A. Cloutier, Chairman
                    and Chief Executive Officer

          to you at your address above.

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

     13.  Entire Agreement.  This Agreement contains the entire agreement of the
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parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

     14.  Amendment.  This Agreement may be modified or amended, if the
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amendment is made in writing and is signed by both parties.

     15.  Severability.  If any provisions of this Agreement shall be held to be
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invalid or unenforceable for any reason, the remaining provisions shall to be valid and enforceable. If a court finds that a provision of this Agreement is invalid or unenforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

     16.  Applicable Law.  This Agreement shall be governed by and contained in
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accordance with the laws of the State of Connecticut.

     17.  Binding Agreement.  This Agreement shall bind and inure to the benefit
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of the parties and their respective legal representatives, successors and assigns, except that you may not delegate any of your obligations under this Agreement or assign this Agreement. A successor to the Company shall be deemed to include any successor of any nature including a change of control of the Company whereunder any entity or person shall acquire, directly or indirectly, more than 50% of the voting power of all classes of stock of the Company.

     18.  Public Announcement.  The Company will make no public announcement of
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your employment prior to February 12, 1998 without your prior written permission.
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     19.  Liquidated Damages.  You expressly acknowledge that the Company has
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incurred significant expenses in connection with the negotiation of your employment, including the payment of fees to Korn/Ferry International, and that the Company has relied on your agreements set forth above. Accordingly, in the event that you fail to report for employment with the Company on February 3, 1998, except by reason of death or disability or delays not exceeding five (5) business days on account of weather or similar events, you agree to pay the Company, on demand, One Hundred Thousand Dollars ($100,000) as liquidated damages.

     Please confirm your agreement to the foregoing by signing in the space below.

                              Sincerely,

                              UNITED NATURAL FOODS, INC.

                              By:  /s/ Norman A. Cloutier
                                   ----------------------
                                       Norman A. Cloutier
                                       Chief Executive Officer
Agreement confirmed:


/s/ Robert Cirulnick
--------------------
Robert Cirulnick
February 3, 1998